ANCHOR NATIONAL LIFE INSURANCE COMPANY
                  VARIABLE SEPARATE ACCOUNT
       ___________________________________________________

     SUPPLEMENT TO THE POLARIS PROSPECTUS DATED MAY 14, 1997


Delete the second paragraph under the heading "5. Expenses" of the Profile and replace with the following:

As with other professionally managed investments, there are also investment charges imposed on contracts with money allocated to the variable portfolios, which are estimated to range from .62% to 1.90%.


The figures for the following portfolios contained in the chart under the heading "5. Expenses" of the Profile are amended as follows:

                                                               EXAMPLE:
                     Total Annual  Total Annual                Total Expenses     Total Expenses
                      Insurance     Investment   Total Annual      at end of         at end of
                      Charges        Charges       Charges          1 Year           10 Years
------------------------------------------------------------------------------------------------------------
SUNAMERICA SERIES TRUST
      PORTFOLIO

Emerging Markets       1.58%          1.90%          3.48%           $105             $376
International Growth
   and Income          1.58%          1.60%          3.18%           $102             $349
Real Estate            1.58%          1.25%          2.83%           $ 99             $316



Date: May 15, 1997








             Please keep this Supplement with your Prospectus